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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56257 of Bernard Chaus, Inc. on Form S-8 of our report dated August 30, 1999, appearing in this Annual Report of Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 1999.


Deloitte & Touche LLP
New York, NY
September 24, 1999